Exhibit 3.1

                          Articles of Amendment--Business/Professional/Nonprofit
Phone:  (503) 986-2200
  Fax:  (503) 378-4381
                               Check the appropriate box below:

                                Business/professional corporation
                               (Complete only 1, 2, 3, 4, 6, 7)
                                nonprofit corporation
                               (Complete only 1, 2, 3, 5, 6, 7)
                                                                 Filed
                                                              Apr 01 2002
                                                                 Oregon
                                                            Secretary of State
Registry Number:  346997-85
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Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink

1)       NAME OF CORPORATION PRIOR TO AMENDMENT Capital Development Group, Inc.
                                               --------------------------------
2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

  Article III (See Exhibit "A") as follows
--------------------------------------------------------------------------------

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3)       THE AMENDMENT WAS ADOPTED ON:  3/28/02
                                      ------------------

    (If more than one amendment was adopted, identify the date of adoption of each amendment.)


Business/Professional Corporation Only

4)       CHECK THE APPROPRIATE STATEMENT

     Shareholder action was required to adopt the amendment(s). The vote was as follows:

---------------------------------------------------------------
  Class or     Number of   Number of   Number of    Number of
  series of     shares       votes     votes cast  votes cast
   shares     outstanding  entitled       FOR        AGAINST
                                   to be cast
---------------------------------------------------------------

---------------------------------------------------------------

XX   Shareholder action was not required to adopt the amendment(s). The
-- amendment(s) was adopted by the board of directors without shareholder action.


     The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.


Nonprofit Corporation Only

5)       CHECK THE APPROPRIATE STATEMENT

     Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.


     Membership approval was required. The membership vote was as follows:

---------------------------------------------------------------
  Class(es)    Number of   Number of   Number of    Number of
  entitled      members      votes     votes cast  votes cast
   to vote    entitled to  entitled       FOR        AGAINST
                  vote    to be cast
---------------------------------------------------------------

---------------------------------------------------------------


6)       EXECUTION



    Printed Name
          Michael P. Vahl
    ----------------------------

    Signature
    /s/ Michael P. Vahl
    ----------------------------

    Title  President
    ----------------------------

7)       CONTACT NAME

    DAYTIME PHONE NUMBER - INCLUDING AREA CODE



CR113 (Rev. 06/01)

346997-85
                                   EXHIBIT "A"



         ARTICLE III of the Articles of Incorporation as now filed is stricken in its entirety, and the following Article III substituted therefore as if it had been part of the original Articles of Incorporation;

                                   ARTICLE III

         ARTICLE IV: Each SIXTEEN (16) shares of previously authorized common stock of the corporation, par value $.0001 per share, issued and outstanding immediately prior to the time of the filing and recording of these Amended Articles of Incorporation (the "Amendment") with the Office of the Secretary of State of the State of Oregon shall thereby and thereupon automatically be combined without any further action into ONE (1) validly issued, fully paid and non assessable share of common stock of the corporation, par value $.0001 per share. Each holder of record of a certificate for SIXTEEN (16) or more shares of common stock of the corporation as of the close of business day on March 29, 2002, shall be entitled to receive, as soon as practicable, and upon surrender of such certificate, a certificate or certificates representing ONE (1) share of common stock for each SIXTEEN (16) shares of common stock represented by the certificate of such holder, with the next higher number of shares being issued in lieu of fractional shares. Further, every right, option and warrant to acquire ONE (1) share of common stock of the corporation, outstanding immediately prior to the time of filing and recording of this Amendment in the Office of the Secretary of State of the State of Oregon, shall thereby and thereupon automatically be converted without any further action into the right to acquire ONE/SIXTEENTH (1/16) of a share of common stock of the corporation, upon the terms of the right, option or warrant, except that the purchase price of the common stock, upon exercising the right, option or warrant, shall be proportionately increased. The corporation shall not issue fractional shares with respect to the combination or conversion. To the extent that a shareholder holds a number of shares of common stock immediately after the filing and recording of the Amendment that is not a whole number, such shareholder shall receive the additional fraction of a share to provide the shareholder a whole share. The number of shares the corporation shall have authority to issue is Thirty One Million (31,000,000) shares. Of such shares, thirty million (30,000,000) shares, with a par value of $.0001, shall be common shares. One million (1,000,000) shares, with a par value of $.0001, shall be preferred shares. The voting powers, designations, preferences and relative participating optional and other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock in one or more series, shall be fixed by one or more resolutions providing for the issuance of such stock adopted by the corporation's Board of Directors.